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                                                                    EXHIBIT 3.22

                              PRESENT SUBSIDIARIES

                                                                                      PERCENTAGE
                                                                   STATE OR           OF VOTING
                                                                JURISDICTION OF       SECURITIES
                                                                 INCORPORATION          OWNED
                                                             ---------------------    ----------
Teradyne Assembly GmbH Ltd.................................  West Germany                 100%
Teradyne Benelux, Inc......................................  Delaware                     100%
Teradyne Canada Limited....................................  Canada                       100%
Teradyne GmbH..............................................  West Germany                 100%
Teradyne Holdings Limited..................................  England                      100%
  Teradyne Limited.........................................  England                      100%
Teradyne Hong Kong, Ltd....................................  Delaware                     100%
Teradyne International, Ltd................................  U.S. Virgin Islands          100%
Teradyne Ireland Limited...................................  Ireland                      100%
Teradyne Italia S.r.1......................................  Italy                        100%
Teradyne Japan, Ltd........................................  Delaware                     100%
  Teradyne K.K.............................................  Japan                        100%
Teradyne Korea, Ltd........................................  Delaware                     100%
Teradyne Leasing, Inc......................................  Massachusetts                100%
Teradyne Netherlands B.V...................................  Netherlands                  100%
Teradyne Netherlands, Ltd..................................  Delaware                     100%
Teradyne Realty, Inc.......................................  Massachusetts                100%
Teradyne S.A...............................................  France                       100%
Teradyne Scandinavia, Inc..................................  Delaware                     100%
Teradyne Singapore, Ltd....................................  Delaware                     100%
Teradyne Taiwan, Ltd.......................................  Delaware                     100%
Zehntel Holdings, Inc......................................  California                   100%
  Zehntel, SARL............................................  France                       100%
1000 Washington, Inc.......................................  Massachusetts                100%